EXHIBIT I

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the shares of Planet Payment, Inc.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

EXECUTED as of this 12th day of February, 2014.

SIGNATURE

Camden Partners Strategic Fund II-A, L.P.

By:	Camden Partners Strategic II, LLC
Its:	General Partner

By:	/s/ David L. Warnock
David L. Warnock Managing Member

Camden Partners Strategic Fund II-B, L.P.

By:	Camden Partners Strategic II, LLC
Its:	General Partner

By:	/s/ David L. Warnock

David L. Warnock Managing Member

Camden Partners Strategic II, LLC

By:	/s/ David L. Warnock

David L. Warnock Managing Member

Camden Partners Strategic Fund III, L.P.

By:	Camden Partners Strategic III, LLC
Its:	General Partner

By:	Camden Partners Strategic Manager, LLC
Its:	Managing Member

By:	/s/ J. Todd Sherman

J. Todd Sherman Managing Member

Camden Partners Strategic Fund III-A, L.P.

By:	Camden Partners Strategic III, LLC
Its:	General Partner

By:	Camden Partners Strategic Manager, LLC
Its:	Managing Member

By:	/s/ J. Todd Sherman
J. Todd Sherman Managing Member

Camden Partners Strategic III, LLC

By:	Camden Partners Strategic Manager, LLC
Its:	Managing Member

By:	/s/ J. Todd Sherman
J. Todd Sherman Managing Member

Camden Partners Strategic Manager, LLC

By:	/s/ J. Todd Sherman
J. Todd Sherman Managing Member

Camden Partners Holdings, LLC

By:	/s/ J. Todd Sherman
J. Todd Sherman Chief Financial Officer

Donald W. Hughes

/s/ Donald W. Hughes

David L. Warnock

/s/ David L. Warnock